UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 19, 2019

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	001-38733	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 19, 2019, Aceto Corporation (the “Company”) and certain of its U.S. subsidiaries (collectively with the Company, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). The Debtors have proposed to jointly administer their chapter 11 cases under the caption In re Aceto Corporation, et al. (the “Chapter 11 Cases”).

In connection with the Chapter 11 Cases, on March 7, 2019, Rising Pharmaceuticals, LLC (f/k/a Rising Pharmaceuticals, Inc.), a wholly-owned subsidiary of the Company (“Rising”), and the wholly-owned subsidiaries of Rising (collectively, the “Sellers”) entered into an Asset Purchase Agreement (as amended on March 31, 2019, the “Asset Purchase Agreement”) with Shore Suven Pharma, Inc., a Delaware corporation (the “Buyer”), an affiliate of Shore Pharma Investments, LLC, a Delaware limited liability company (“Shore”), and Suven Life Sciences, Ltd., an entity organized under the laws of India (“Suven”), pursuant to which the Buyer agreed to acquire substantially all of the assets and assume certain liabilities of the Human Health segment, excluding the Nutritional Business Sub Segment, of the Company’s business (the “Pharma Business”) for gross cash proceeds of approximately $15 million plus the assumption of certain liabilities (as set forth in the Asset Purchase Agreement) pursuant to Section 363 of the Bankruptcy Code.

The Chief Executive Officer and an indirect owner of the Buyer, Vimal Kavuru, is a member of the Company’s board of directors. In connection with his pursuit of the Pharma Business acquisition, on November 14, 2018, Mr. Kavuru recused himself from all further Company board of director meetings. The purchase price was determined by arms-length negotiations following a competitive bidding process conducted pursuant to the Company’s previously announced strategic review process. Pursuant to applicable provisions of the Bankruptcy Code and the Asset Purchase Agreement, other potential bidders had the opportunity to participate at an auction to acquire the assets of the Pharma Business, but no other potential bidders submitted a qualifying bid.

The terms of the Asset Purchase Agreement were previously announced and more fully described in the Current Reports on Form 8-K filed by the Company on March 8, 2019 and April 3, 2019. On April 12, 2019, the Bankruptcy Court entered an order approving the Asset Purchase Agreement and authorizing the sale of the Pharma Business to the Buyer.

On April 19, 2019, the Sellers and Buyer closed the transactions contemplated by the Asset Purchase Agreement (the “Closing”). On that date, the Company received cash consideration totaling approximately $15 million and the Buyer assumed certain liabilities. With the Closing, the Company completed the disposition of substantially all of the assets of its Pharma Business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: April 25, 2019	By:	/s/ William C. Kennally, III
William C. Kennally, III
President and CEO